UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Hancock Jaffe Laboratories, Inc.

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November 28, 2018

Dear Hancock Jaffe Shareholders:

Since joining Hancock Jaffe in April of 2018, this is the first occasion for me to address all of our shareholders as a group. I’d like to take the opportunity to re-highlight some of the changes that we have implemented over the past six months and explain how these improvements position our company for future success, and outline some of the milestones that we hope to achieve in the coming year.

My first priority after joining Hancock Jaffe was to complete our initial public offering. Public offerings and financings are always difficult, but sixty days after joining Hancock Jaffe, we traded as a Nasdaq listed public company. Our successful IPO is a testament to the new culture being established at Hancock Jaffe. As a small public company, we need to be better, faster, and more efficient, as we did with our initial public offering. Our success in becoming a public company demonstrates our ability to work through difficulties, execute our strategy, and achieve our goals.

Although successful, the IPO process uncovered areas where we could be more efficient and cost effective. For example, we were entirely reliant on expensive outside service providers for our accounting functions. In July of 2018, we appointed Bob Rankin as our new Chief Financial Officer. Bob has significant public company experience and has completely revamped and modernized our accounting infrastructure. By the end of 2018, our accounting services will be handled completely in-house, saving the company considerable money, allowing us to more easily meet our filing deadlines, and improving our accounts payable and cash management capabilities.

In addition to accounting enhancements, Hancock Jaffe has retained the law firm of Ellenoff, Grossman and Schole LLP as its new outside securities and corporate counsel. The Ellenoff firm specializes in smaller public companies, providing excellent advice and guidance to companies such as ours. Most matters for which the Ellenoff firm are engaged are paid for on a fixed fee basis. In addition to saving money, we now have a firm that is experienced in catering to the needs of small public companies.

Over the past 19 years, Hancock Jaffe has relied on a single vendor, a one-person operation, to provide tissue for all of its medical devices. In addition to the excessive risk inherent in relying on a single individual, there was no competition to ensure that the company was receiving the highest quality materials and at competitive prices. We now have three new tissue suppliers on board that are accustomed to servicing the medical community. These are state-of-the-art, sophisticated operations that will ensure that we have an uninterrupted flow of the tissue that we need to manufacture and test our products. We have selected vendors both inside and outside of the United States to insulate the company from the potential outbreak of any bovine or porcine related diseases that may impact our access to materials.

In October of 2018, we appointed 3 new independent directors to our board of directors. Two of the directors, Dr. Francis Duhay and Dr. Sanjay Shrivastava, are up for election at our upcoming annual meeting. Hancock Jaffe’s business model is to develop products and license and/or sell them to larger medical device companies. In addition to having deep experience and access to resources for the same types of products that we are currently developing, Drs. Duhay and Shrivastava have held senior leadership positions at several of the companies (e.g. Medtronic, Edwards Lifesciences, Abbott Vascular, BTG) that could be interested in licensing or purchasing our products. Marc Robins, our third independent director, is extremely well respected among the micro-cap community and has access to a large group of potential investors for medical technology and health care related companies. Having achieved multiple successes in their respective fields, our new independent directors recognize Hancock Jaffe’s upside and will provide guidance and support in helping us achieve success. They are well credentialed, highly capable people. We will be featuring our directors in a series of online interviews and articles in the coming months, so that you can get to know them and recognize their strengths.

On the product side, we have also made great progress in recent months towards seminal milestones for our company. For the VenoValve®, we submitted our materials to INVIMA, the Colombian equivalent to the U.S. FDA, which is the last regulatory approval needed to begin our first-in-human study in Colombia. Our industry is highly regulated, both inside the United States and throughout the world. Working with government agencies is never easy or predictable and can be frustrating. To help manage these challenges we intend to hire or utilize the services of former government regulators to guide us and assist us through the processes. That is what we have done in Colombia, by hiring a contract research organization that employs former INVIMA officials and specializes in obtaining regulatory approval. Although we may provide you with our best estimates in terms of timing when it comes to the regulators, regulatory authorities are notoriously unpredictable, regulatory delays are to be expected and are a part of developing products in the medical device industry. We currently expect to begin our first-in-human trial in Colombia in December of 2018 or January of 2019 and will update you once we have further information.

For the CoreoGraft®, we recently announced a sponsored research agreement with the world- renowned Texas Heart Institute. The Texas Heart Institute performed the first U.S. heart transplant, the first artificial heart, and continues to be at the forefront of cardiac innovation and the highest quality patient care. Top researchers at the Texas Heart Institute are excited about the potential for the CoreoGraft, and have asked to work with us on all of the pre-clinical studies through FDA approval. We could not have a more experienced and well-respected partner. The protocol and budget for the first feasibility study for the CoreoGraft has been approved and we are in the process of sourcing the specific bovine tissue necessary to manufacture our test units. We will announce the specifics and timing for the first study as soon as they are available.

Our Bioprosthetic heart valve is currently undergoing a gap analysis to compare the pre-clinical testing that has been done to date with latest international standards for heart valve development. We have hired a former FDA examiner to complete the analysis and will announce next steps for the heart valve once we have assessed the results and outlined our plan.

A successful IPO, new CFO, improved accounting infrastructure, new securities counsel, three new tissue suppliers, three highly qualified independent directors, INVIMA submission, partnership with the Texas Heart Institute, and the heart valve gap analysis. All are changes and milestones accomplished within a six-month time period. Although each of these events are important on their own, it is the sum of these accomplishments and their occurrence within an expedited time frame, that speaks to the new corporate culture we are establishing at Hancock Jaffe.

We currently have three development stage products that fulfill unmet medical needs and with large addressable markets. Each product on its own would be enough to sustain the company. It is rare that medical devices work perfectly in their initial iterations, and history tells us that there may be set backs from time to time and obstacles to overcome. With all that we have accomplished over the past 6 months, and the world class resources that we now have at our disposal, we hope that you gain a sense of confidence in our abilities to overcome any difficulties, remain focused on our objectives, and achieve the progress that will be necessary to advance the development or our products and build shareholder value.

For those of you that are able to attend our annual meeting, we look forward to meeting you in person on December 21st. For those shareholders that cannot attend the meeting, we are always available to answer any questions and address any concerns that you may have. Please call or email us, even if it is just to introduce yourself.

We believe that Hancock Jaffe has a bright future, and we look forward to getting to know you along the way. Thank you.

Sincerely,

Robert A. Berman,
Chief Executive Officer

Hancock Jaffe Laboratories, Inc.

70 Doppler Irvine, California 92618

NOTICE OF ADJOURNED ANNUAL MEETING OF STOCKHOLDERS

Originally held on November 27, 2018 and adjourned to Friday, December 21, 2018

Pursuant to Delaware corporate law requirements, Hancock Jaffe Laboratories, Inc. (the “Company”) originally called its 2018 Annual Meeting of Stockholders (the “Meeting”), for November 27, 2018. When convened on such date, there were an insufficient number of shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), present in person or represented by proxy to reach a valid quorum to transact business at the Meeting. As such, pursuant to the Amended and Restated Bylaws of the Company, Robert A. Berman, the Company’s Chief Executive Officer who acted as the chairman of the Meeting, adjourned the Meeting until a quorum could be obtained. The Meeting will reconvene on December 21, 2018, at 10:00 a.m. Pacific time, at the Company’s principal executive offices at 70 Doppler, Irvine, California 92618. The Meeting has been called for the following purposes:

1.	To elect Dr. Francis Duhay and Dr. Sanjay Shrivastava as Class I directors of the Company, each to serve for a three-year term that expires at the 2021 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier death, incapacity, removal or resignation;

2.	To ratify the appointment by the Audit Committee of the Board of Marcum LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	To transact, in the discretion of the Company’s board of directors, such other business as may properly come before the Meeting or any adjournment thereof.

Stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, please complete and sign the enclosed proxy card and return it promptly. Note that even if you voted or submitted a proxy card for the Meeting as originally held on November 27, 2018, you should recast your vote for the adjourned Meeting on December 21, 2018. In addition, even if you previously submitted a proxy card for the Meeting, as adjourned, you may choose to vote in person at the Meeting. Whether or not you expect to attend the Meeting, please read the attached Proxy Statement and then promptly complete, date, sign and return the enclosed proxy card in order to ensure your representation at the Meeting. If you hold your shares through a brokerage firm, you may cast your vote by visiting www.proxyvote.com. If you are a registered stockholder, you may cast your vote by visiting www.vstocktransfer.com/proxy . You may also have access to the materials for the Meeting by visiting the website http://www.hancockjaffe.com.

The Board of Directors unanimously recommends a vote “FOR” the approval of each of the proposals to be submitted at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Robert A. Berman,
Chief Executive Officer

November 28, 2018

Hancock Jaffe Laboratories, Inc.

70 Doppler Irvine, California 92618

(949) 261-2900

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held on Friday, December 21, 2018, 10:00 a.m., Pacific Time

Hancock Jaffe Laboratories, Inc.

70 Doppler Irvine, California 92618

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?

This Proxy Statement describes the proposals on which our Board of Directors (the “Board”) would like you, as a stockholder, to vote at our 2018 Annual Meeting of the Stockholders (the “Meeting”), which will take place on Friday, December 21, 2018 at Hancock Jaffe Laboratories, Inc.’s principal executive offices at 70 Doppler, Irvine, California 92618.

The Meeting was originally called pursuant to the requirements of Delaware law to be held on November 27, 2018, but a quorum of the outstanding shares of common stock, par value $0.00001 per share (“Common Stock”) was not present at the Meeting or represented by proxy as on such date. Therefore, the Meeting was adjourned pursuant to the Company’s Amended and Restated Bylaws until December 21, 2018 so that a quorum could be established, and we are sending you these updated notice and proxy materials accordingly.

This Proxy Statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this Proxy Statement and accompanying proxy card on or about December 3, 2018, to all stockholders of record entitled to vote at the Meeting.

In this proxy statement, we refer to Hancock Jaffe Laboratories, Inc. as the “Company,” “we,” “us” or “our” or similar terminology.

Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our common stock, par value $0.00001 per share (“Common Stock”), on October 22, 2018 (the “Record Date”) may attend and vote at the Meeting. Each share is entitled to one vote. There were 11,717,308 shares of Common Stock outstanding on the Record Date. All shares of Common Stock shall have one vote per share and vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors”.

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What is the proxy card?

The proxy card enables you to appoint Robert Berman, our Chief Executive Officer, and/or Robert Rankin, our Chief Financial Officer, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing these persons to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, we think that it is a good idea to complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote on:

1.	To elect Dr. Francis Duhay and Dr. Sanjay Shrivastava as Class I directors of the Company, each to serve for a three-year term that expires at the 2021 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier death, incapacity, removal or resignation;

2.	To ratify the appointment by the Audit Committee of the Board of Marcum LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” all proposals being put before our stockholders at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

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Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

How do I vote?

(1) You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

●	as you instruct, and

●	according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

●	for Dr. Francis Duhay and Dr. Sanjay Shrivastava as the Class I directors of our Board;

●	to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

●	According to the best judgment of either Mr. Berman or Mr. Rankin, if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2) You may vote in person at the Meeting. We will pass out written ballots to anyone who wants to vote at the Meeting. However, if you hold your shares in street name, you must bring to the Meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I previously voted for the Meeting that was called for November 27, 2018?

Even if you voted or submitted a proxy card for the Meeting as originally held on November 27, 2018, you should recast your vote for the adjourned Meeting to be held on December 21, 2018.

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What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

●	sending a written notice to the Chief Financial Officer of the Company stating that you would like to revoke your proxy of a particular date;

●	signing another proxy card with a later date and returning it before the polls close at the Meeting; or

●	attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Meeting.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

How many votes are required to elect each Dr. Francis Duhay and Dr. Sanjay Shrivastava as a Class I directors?

Our amended and restated bylaws, provides that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the two (2) candidates receiving the highest number of affirmative votes at the Meeting will be elected as Class I directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

How many votes are required to ratify the Company’s independent public accountants?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote is required to ratify Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2018. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

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How many votes are required to approve other matters that may come before the stockholders at the Meeting?

An affirmative vote of a majority of the votes cast at the Meeting is required for approval of all other items being submitted to the stockholders for their consideration.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for all of the proposals being placed before our stockholders at the Meeting.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce voting results at the Meeting and file a Current Report on Form 8-K announcing the voting results of the Meeting.

Who can help answer my questions?

You can contact our Chief Financial Officer, Mr. Rankin, at (949) 261-2900 or by sending a letter to Mr. Rankin at offices of the Company at 70 Doppler Irvine, California 92618, with any questions about proposals described in this Proxy Statement or how to execute your vote.

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Hancock Jaffe Laboratories, Inc.

70 Doppler Irvine, California 92618

(949) 261-2900

PROXY STATEMENT

INTRODUCTION

2018 Annual Meeting of Stockholders

This Proxy Statement is being furnished to the holders of our Common Stock in connection with the solicitation of proxies for use at the 2018 Annual Meeting of Stockholders of the Company (the “Meeting”). The Meeting is to be held at Hancock Jaffe Laboratories, Inc.’s principal executive offices at 70 Doppler, Irvine, California 92618 on Friday, December 21, 2018 at 10:00 a.m., Pacific Time, and at any adjournment or adjournments thereof.

The Meeting was originally called pursuant to the requirements of Delaware law to be held on November 27, 2018, but a quorum of the outstanding shares of Common Stock was not present at the Meeting or represented by proxy on such date. Therefore, the Meeting was adjourned pursuant to the Company’s Amended and Restated Bylaws until December 21, 2018 so that a quorum could be established, and we are sending you these updated notice and proxy materials accordingly.

Record Date; Mailing Date

The Board has fixed the close of business on October 22, 2018 (the “Record Date”) as the Record Date for the determination of stockholders entitled to notice of, and to vote and act at, the Meeting. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote and act at, the Meeting. The Proxy Statement is first being mailed to stockholders of the Company on or about December 3, 2018.

Proposals to be Submitted at the Meeting

At the Meeting, stockholders will be acting upon the following proposals:

1.	To elect Dr. Francis Duhay and Dr. Sanjay Shrivastava as Class I directors of the Company, each to serve for a three-year term that expires at the 2021 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier death, incapacity, removal or resignation;

2.	To ratify the appointment by the Audit Committee of the Board of Marcum LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Principal Offices

The principal executive offices of the Company are located at 70 Doppler Irvine, California 92618. The Company’s telephone number at such address is (949) 261-2900.

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Information Concerning Solicitation and Voting

As of the Record Date, there were 11,717,308 outstanding shares of Common Stock, each share entitled to one vote on each matter to be voted on at the Meeting. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the Meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Meeting. If a quorum should not be present, the Meeting may be adjourned until a quorum is obtained. To be elected, the nominee named in Proposal 1 must receive the vote of a majority of the votes of the shares of Common Stock cast in person or represented by proxy at the Meeting. For the purposes of election of such director, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposal 2.

Expenses

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Revocability of proxies

Proxies given by stockholders of record for use at the Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Meeting on the day of the Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF EACH OF THE PROPOSALS TO BE SUBMITTED AT THE MEETING.

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PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Introduction

The Board currently consists of three classes of directors, as follows:

Director(s)	Class	Term Expires
Dr. Francis Duhay	Class I	Nominee in 2018 for term ending 2021
Dr. Sanjay Shrivastava	Class I	Nominee in 2018 for term ending 2021
Marcus W. Robins	Class II	2019
Robert A. Berman	Class II	2019
Yury Zhivilo	Class III	2020

At the Meeting, stockholders will be asked to elect each of Dr. Francis Duhay and Dr. Sanjay Shrivastava as a Class I director, each to hold office until the 2021 Annual Meeting of Stockholders or until his successor is elected and qualified or until his earlier death, incapacity, removal or resignation. The Board has nominated Dr. Francis Duhay and Dr. Sanjay Shrivastava to stand for election at the Meeting.

The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of Drs. Duhay and Shrivastava. Proxies cannot be voted for a greater number of persons than the number of nominees named.

We have been advised by each of Drs. Duhay and Shrivastava that they are willing to be named as nominees and each are willing to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.

Directors and Executive Officers

Listed below are the names of the directors and executive officers of the Company, their ages as of the Record Date, their positions held and the year they commenced service with the Company

Name	Age	Position(s) Held	Year of Service Commencement
Yury Zhivilo	58	Director, Chairman	2007
Robert A. Berman	55	Director, Chief Executive Officer	2018
Dr. Francis Duhay	58	Director	2018
Dr. Sanjay Shrivastava	51	Director	2018
Marcus W. Robins	64	Director	2018
Benedict Broennimann, M.D.	60	Chief Medical Officer, OUS	2016
Marc H. Glickman, M.D.	69	Senior Vice President and Chief Medical Officer	2016
Robert Rankin	66	Chief Financial Officer	2018

There are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions. There are no family relationships between any of our directors or executive officers.

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Yury Zhivilo has served as Chairman of our board of directors since September 2007. In 2004, he co-founded Leman Cardiovascular S.A., a private company that develops, manufactures and markets bioprosthetic products used in cardiovascular surgery, as well as nephrology indications. Since 2010, he has been serving as President of Leman Cardiovascular S.A., Chief Executive Officer and President of Dante-Lido Financial Limited, and as Managing Director of Biodyne, all of which are based in Morge, Switzerland. Biodyne’s principal line of business is to invest in medical device technology companies. Mr. Zhivilo is also currently serving as a director of Dante-Lido Financial Limited and Biodyne. From 2004 to present, Mr. Zhivilo served as Chairman of the board of director of Leman Cardiovascular S.A. Prior to that, he served as Chairman and Chief Executive Officer of Base Metal Trading Limited from 1992 to 2004. Mr. Zhivilo received a Senior Specialist degree in economics in 1985 from Moscow State Institute of International Affairs. We believe Mr. Zhivilo is qualified to serve as a member of our board of directors because of his extensive experience in the medical device industry as both an operating executive and as a board member.

Robert A. Berman has served as our Chief Executive Officer and a member of our board of directors since April 2018. From September 2017 to March 2018, Mr. Berman worked as an independent strategic business consultant. From September 2012 to July 2017, he served as the President, Chief Executive Officer, and a member of the board of directors of ITUS Corporation (now called Anixa Biosciences), a Nasdaq listed company, that develops a liquid biopsy technology for early cancer detection. Prior to ITUS Corporation, Mr. Berman was the Chief Executive Officer of VIZ Technologies, a start-up company which developed and licensed a beverage dispensing cap, and he was the founder of IP Dispute Resolution Corporation, a company focused on intellectual property licensing. From 2000 to March 2007, Mr. Berman was the Chief Operating Officer and General Counsel of Acacia Research Corporation, which was a publicly traded company engaged in the licensing and enforcement of patented technologies. Mr. Berman was a Director of Business Development at QVC where he developed and selected products for on-air sales and distribution. Mr. Berman started his career at the law firm of Blank Rome LLP. He has a Bachelor of Science in Entrepreneurial Management from the Wharton School of the University of Pennsylvania and holds a Juris Doctorate degree from the Northwestern University Pritzker School of Law, where he serves as an adjunct faculty member. We believe Mr. Berman is qualified to serve as a member of our board of directors because of his experience in broad variety of areas including healthcare, finance, acquisitions, marketing, compliance, turnarounds, and the development and licensing of emerging technologies.

Dr. Francis Duhay has served as member of our board of directors since October 2018. A trained cardiac and thoracic surgeon, has served the President and Chief Operating officer of Aegis Surgical Inc., and Atrius Inc., makers of cardiac accessory devices, since 2016, and a Partner in K5_Ventures, an early stage venture fund since 2017. Dr. Duhay is the former Chief Medical Officer at Edwards Life Sciences, a world leader in heart valve products, where he led medical and clinical affairs for transcatheter and surgical heart valves. During his tenure at Edwards Life Sciences, from 2008 to 2016, Dr. Duhay led the preparation and submission, and ultimate regulatory approval, of two FDA Premarket Approval (PMA) applications for transcatheter and surgical heart valve therapies and was responsible for the design and execution of the applicable clinical trials. Dr. Duhay was also the Vice President and General Manager of the Ascendra™ transcatheter heart valve business unit at Edwards, where he grew the unit from sixteen to eighty employees and contributed to annual growth in sales from $3 million to $250 million. From 1998 to 2003, Dr. Duhay served as the Chief of the Department of Cardiothoracic Surgery and Cardiology at Kaiser Permanente. Dr. Duhay has also served as an industry representative and clinical expert, and a member of the working group for ISO 5840, the international quality standard for the design, development, and testing of heart valves. Dr. Duhay received his MBA from the University of Hawai’i - Shidler College of Business and received his board certification for Cardiothoracic Surgery and General Surgery from the Duke University School of Medicine and from the University of California, San Francisco, respectively.

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Dr. Sanjay Shrivastava has served as member of our board of directors since October 2018. He has been involved in developing, commercializing, evaluating, and acquiring medical devices for more than 18 years, including serving in Chief Executive Officer and board of director positions at several medical device start-ups, and leadership positions in research and development, business development, and marketing at BTG (from 2017 to 2018), Medtronic (2007 to 2017), Abbott Vascular (2003 to 2007), and Edwards Life Sciences (2000 to 2003). He is presently the Vice President of Marketing and Business Development at U.S. Vascular, LLC and a co-founder and board member of BlackSwan Vascular, Inc. While working as a vice president, upstream marketing and strategy at BTG, a medical device and specialty pharmaceutical company with annual revenue of about $800 million, Dr. Shrivastava worked on several acquisition and investment deals. At Medtronic, Dr. Shrivastava was the Director of Global Marketing for the Cardiac and Vascular Group where he helped build the embolization business, from its initiation to a substantial revenue with a very high CAGR over a period of six years. Dr. Shrivastava was a Manager of Research and Development for the peripheral vascular business at Abbott Vascular and a Principal Research and Development Engineer for Trans-Catheter heart valves at Edwards Life Sciences. Dr. Shrivastava received his Bachelor of Science in engineering at the Indian Institute of Technology, and his Doctorate of Philosophy in materials science and engineering from the University of Florida.

Marcus W. Robins, CFA has served as member of our board of directors since October 2018. He is an experienced fund manager, publisher and equity analyst. He is currently the fund manager at Crown Capital Management LP, a new micro-cap and small-cap fund he started in July 2018. Since 2003, Mr. Robins founded and has been a registered investment advisor at Catalyst Financial Resources LLC, a provider of institutional level research for micro-cap companies. Catalyst Financial is the follow-on to The Red Chip Review, which Mr. Robins launched in 1993. At its peak, Red Chip provided research coverage on over 500 companies and had a subscriber base of over 7,000 investors, 100 brokerage offices and 25 money managers. In addition to Red Chip, Mr. Robins has been published in numerous national publications including The Wall Street Journal, Bloomberg, Investor’s Business Daily, Kiplinger’s, and Forbes, where he had his own column for 8 years. Mr. Robins received his Bachelor’s degree in Chemistry from Willamette University and a MBA from Willamette University – Atkinson Graduate School of Management.

Benedict Broennimann, M.D. has served as our Chief Medical Officer, Outside of United States, or OUS, since April 2018. He served as our Chief Executive Officer from September 2016 to August 2017, and our Co-Chief Executive Officer from August 2017 to April 2018. From 2006 to 2008, Dr. Broennimann served as our Chairman and Chief Executive Officer, and from 2009 to 2015 he was engaged by us as a consultant to facilitate our efforts to gain various regulatory approvals in Europe. From 2012 to 2016, he served as Chief Executive Officer and Chief Medical Officer of OstomyCure AS, where he was responsible for achieving CE marking of a Class IIb medical implant and leading strategic alliances and negotiations. From 2004 to 2008, he was also Chief Executive Officer of Leman Cardiovascular S.A., where he spearheaded fundraising and cardiovascular device developments. Dr. Broennimann served as Principal at Heidrick & Struggles from 2000 to 2002 and Highland Partners from 2003 to 2004. He also served as a Senior Partner at Rosewall from 2008 to 2011. Dr. Broennimann attended the University of Bern in Switzerland, where he received his Doctor of Medicine, and was Chief Resident in the Department of General Surgery and Transplantation at the Centre Hospitalier Universitaire Vaudois in Lausanne, Switzerland. Dr. Broennimann is also board certified in general surgery and pharmaceutical medicine.

Marc H. Glickman, M.D. has served as our Senior Vice President and Chief Medical Officer since May 2016 and served as member of our board of directors from July 2016 to August 2017. In 1981, Dr. Glickman started a vascular practice in Norfolk, Virginia. He established the first Vein Center in Virginia and also created a dialysis access center. He was employed by Sentara Health Care as director of Vascular Services until he retired in 2014. Dr. Glickman is a board certified vascular surgeon. Dr. Glickman received his Doctor of Medicine from Case Western Reserve, in Cleveland, Ohio and completed his residency at the University of Washington, Seattle. He is board certified in Vascular Surgery and was the past president of the Vascular Society of the Americas. He has served on the advisory boards of Possis Medical, Cohesion Technologies, Thoratec, GraftCath, Inc., TVA medical, Austin, Texas.

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Robert Rankin has served as our Chief Financial Officer since July 2018. Mr. Rankin has more than twenty years of relevant experience helping to shape the operations and financial health of companies across multiple industries. Prior to joining our company, from November 2015 to December 2017, Mr. Rankin was the Chief Financial Officer of Horsburgh & Scott, a privately held company focused on the design, engineering, manufacturing and repair of heavy duty quality gears and gearboxes. From November 2009 to December 2014, Mr. Rankin was Chief Financial Officer, Chief Operating Officer and Secretary of Process Fab, Inc., a privately held engineering, design and manufacturing firm that provides flight hardware, ground support equipment and tooling to the spaceflight, aerospace and defense markets. Mr. Rankin also served as Vice President of Finance of TBGA LLC, the post-acquisition parent company of Process Fab, Inc., from December 2014 to August 2015. Prior to Process Fab, Inc., from 2004 to 2008, Mr. Rankin served as Chief Financial Officer, Chief Operating Officer and Director of the House of Taylor Jewelry, Inc. and Chief Financial Officer of Small World Kids, Inc., both publicly traded companies. Other experience as Chief Financial Officer for publicly traded companies included serving as Chief Financial Officer from 1992 to 1998 of DeCrane Aircraft Holdings, Inc. Mr. Rankin holds a Masters of Science degree in Industrial Administration from the Tepper School of Business at Carnegie Mellon University and a Bachelors of Science degree in Mechanical Engineering from Carnegie Mellon University.

Family Relationships

There are no family relationships between or among any of the current directors or executive officers. There are no family relationships among our officers and directors and those of our subsidiaries and affiliated companies.

Certain Legal Proceedings

Except as set forth below, none of the Company’s directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

On April 17, 2007, Mr. Rankin was hired as Chief Financial Officer of House of Taylor Jewelry, Inc. (“Taylor”). In June 2008, the licensors of Taylor’s primary licenses, Elizabeth Taylor and Kathy Ireland terminated such licenses citing deficient revenue and royalties. This caused Taylor to be in default of certain covenants contained in a secured loan facility, upon which the secured lender took procession of the collateral, which led to the closing of Taylor. Subsequently, Taylor declared for Chapter 7 liquidation in bankruptcy.

Board Composition

Our business and affairs are organized under the direction of our board of directors, which currently consists of five members. Our directors hold office until the earlier of their death, incapacity, removal or resignation, or until their successors have been elected and qualified. Our board of directors does not have a formal policy on whether the roles of a Chief Executive Officer and Chairman of our board of directors should be separate. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis. Our bylaws will be amended and restated to provide that the authorized number of directors may be changed only by resolution of the board of directors.

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We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Our amended and restated certificate of incorporation divides our board of directors into three classes, with staggered three-year terms, as follows:

Class I Directors (serving until the 2018 Annual Meeting of Stockholders, or until their earlier death, disability, resignation or removal):

Dr. Francis Duhay* and Dr. Sanjay Shrivastava *

Class II Directors (serving until the 2019 Annual Meeting of Stockholders, or until their earlier death, disability, resignation or removal):

Marc W. Robins*, Robert A. Berman

Class III Director (serving until the 2020 Annual Meeting of Stockholders, or until his earlier death, disability, resignation or removal):

Yury Zhivilo

(*) Independent Director.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will serve until the third annual meeting following their election and until their successors are duly elected and qualified. The authorized size of our board of directors is currently five members. The authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed between the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the board of directors may have the effect of delaying or preventing changes in our control or management. Our directors may be removed for cause by the affirmative vote of the holders of at least 66 2/3% of our voting stock.

Director Independence

The Nasdaq Marketplace Rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

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Our board of directors has reviewed the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of Mr. Robins and Drs. Duhay and Shrivastava is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Our board of directors also determined that Mr. Robins and Drs. Duhay and Shrivastava, who will each serve on our audit committee, our compensation committee, and our nominating and corporate governance committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Marketplace Rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Meetings of the Board and Stockholders

Our board of directors met in person and telephonically 5 times during 2018 and also acted by unanimous written consent. Each member of our board of directors was present at least 60% of the board of directors meetings held. It is our policy that all directors must attend all stockholder meetings, barring extenuating circumstances.

Board Committees

Our board of directors has established three standing committees—audit, compensation, and nominating and corporate governance—each of which operates under a charter that has been approved by our board of directors. Prior to the completion of this offering, copies of each committee’s charter will be posted on the Investors section of our website, which is located at www.hancockjaffe.com. Each committee has the composition and responsibilities described below. Our board of directors may from time to time establish other committees.

Audit Committee

Our audit committee consists of Mr. Robins, who is the chair of the committee, and Drs. Shrivastava and Duhay. Our board of directors has determined that each of the members of our audit committee satisfies the Nasdaq Marketplace Rules and SEC independence requirements. The functions of this committee include, among other things:

●	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

●	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

●	reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

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●	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

●	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

●	reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.

Our board of directors has determined that Mr. Robins qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and meets the financial sophistication requirements of the Nasdaq Marketplace Rules. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Compensation Committee

Our compensation committee consists of Dr. Shrivastava, who is the chair of the committee, and Mr. Robins and Dr. Duhay. Our board of directors has determined that each of the members of our compensation committee is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:

●	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;

●	reviewing and approving the compensation, the performance goals and objectives relevant to the compensation, and other terms of employment of our Chief Executive Officers and our other executive officers;

●	reviewing and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

●	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

●	reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC; and

●	preparing the report that the SEC requires in our annual proxy statement.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Dr. Duhay, who is the chair of the committee, and Mr. Robins and Dr. Shrivastava. Our board of directors has determined that each of the members of this committee satisfies the Nasdaq Marketplace Rules independence requirements. The functions of this committee include, among other things:

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●	identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;

●	evaluating director performance on our board of directors and applicable committees of our board of directors and determining whether continued service on our board of directors is appropriate;

●	evaluating, nominating and recommending individuals for membership on our board of directors; and

●	evaluating nominations by stockholders of candidates for election to our board of directors.

Code of Conduct

Our board of directors has adopted a written code of conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted on our website a current copy of the code and all disclosures that are required by law or Nasdaq Marketplace Rules concerning any amendments to, or waivers from, any provision of the code.

Board Leadership Structure

Our board of directors is free to select the Chairman of the board of directors and a Chief Executive Officer in a manner that it considers to be in the best interests of our company at the time of selection. Currently, Robert A. Berman serves as our Chief Executive Officer and Yury Zhivilo serves as Chairman of the board of directors. We currently believe that this leadership structure is in our best interests and strikes an appropriate balance between our Chief Executive Officer’s responsibility for the day-to-day management of our company and the Chairman of the board of directors’ responsibility to provide oversight, including setting the board of directors’ meeting agendas and presiding at executive sessions of the independent directors. Additionally, three of our five members of our board of directors have been deemed to be “independent” by the board of directors, which we believe provides sufficient independent oversight of our management. Our board of directors has not designated a lead independent director.

Our board of directors, as a whole and also at the committee level, plays an active role overseeing the overall management of our risks. Our Audit Committee reviews risks related to financial and operational items with our management and our independent registered public accounting firm. Our board of directors is in regular contact with our Chief Executive Officer and Chief Financial Officer, who report directly to our board of directors and who supervise day-to-day risk management.

Role of Board in Risk Oversight Process

Our board of directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our board of directors has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of our company. Our board of directors focuses its oversight on the most significant risks facing us and on our processes to identify, prioritize, assess, manage and mitigate those risks. Our board of directors receives regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our board of directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in fiscal year 2018, all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons, with exception of Form 3 by Dr. Francis Duhay.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF
DR. FRANCIS DUHAY AND DR. SANJAY SHRIVASTAVA TO EACH SERVE AS CLASS I

DIRECTORS ON THE COMPANY’S BOARD, TO HOLD OFFICE UNTIL THE 2021 ANNUAL

MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE ELECTED AND

QUALIFIED OR UNTIL THEIR EARLIER RESIGNATION OR REMOVAL.

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EXECUTIVE COMPENSATION

The following table sets forth total compensation paid to our named executive officers for the years ended December 31, 2017 and 2016. Individuals we refer to as our “named executive officers” include both of our previous Co-Chief Executive Officers and our two other most highly compensated executive officers whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended December 31, 2017.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Benedict Broennimann, M.D.	2017	360,000	(1)	-		-		-	-	-		360,000
Former Co-Chief Executive Officer	2016	140,000	(1)	-		155,290	(5)	-	-	-		295,290
Steven A. Cantor	2017	300,000	(2)	300,000	(3)	-		-	-	274,816	(6)	874,816
Former Co-Chief Executive Officer	2016	42,046		215,000	(4)	-		-	-	-		257,046
Marc H. Glickman, M.D.	2017	300,000		-		-		-	-	41,717	(7)	341,717
Chief Medical Officer and Senior Vice President	2016	196,454		-		195,570	(5)	-	-	24,241	(8)	416,265
Susan Montoya	2017	295,192		-		-		-	-	43,539	(9)	338,731
Vice President Operations,	2016	301,187		-		867,610	(5)	-	-	43,000	(10)	1,211,797
Quality Assurance/Regulatory Affairs

(1)	Beginning August 30, 2016, Dr. Broennimann’s annual base salary rate under his employment agreement was $360,000. Dr. Broennimann received $90,000 in base salary in 2017 and did not receive any base salary in 2016. He has orally agreed to defer certain amounts of base salary until such time as we and Dr. Broennimann agree. As a result, we owed Dr. Broennimann $410,000 in base salary as of December 31, 2017. On April 30, 2018, Dr. Broennimann assigned $200,000 of his compensation to Rosewall, which agreed to accept 44,444 shares of our common stock in satisfaction of the deferred compensation. Dr. Broennimann is not a U.S. taxpayer and is not, therefore, subject to U.S. tax laws governing deferred compensation.

(2)	Beginning December 1, 2016, Mr. Cantor’s annual base salary rate under his employment agreement was $300,000. Amounts in this column for Mr. Cantor reflect base salary earned for 2016 and 2017.

(3)	Mr. Cantor received a $300,000 incentive payment in 2017 for achieving certain capital raising milestones in accordance with his employment agreement.

(4)	Mr. Cantor received a $215,000 incentive payment in 2016 for achieving certain capital raising milestones in accordance with his employment agreement.

(5)	Represents the grant date fair value of stock options granted on October 1, 2016, computed in accordance with FASB ASC Topic 718. The options vested 20% on the grant date and the remaining 80% vests ratably on a monthly basis over the 24 months following the grant date.

(6)	Includes (i) federal and state income tax payments of $125,180 and $23,149, respectively, made by us on behalf of Mr. Cantor to gross up his $300,000 incentive payment received in 2017 in accordance with his employment agreement, (ii) $12,497 from company paid healthcare, and (iii) relocation and temporary living expenses of $38,408 and the associated federal and state tax payments made by us on Mr. Cantor’s behalf of $19,186 and $4,980, respectively, and (iv) $51,415 paid to Mr. Cantor in 2017 under the terms of a retention award that we entered into with him in September 2013.

(7)	Includes company paid healthcare of $27,831 and 401(k) match of $13,846.

(8)	Includes company paid healthcare of $16,344 and 401(k) match of $8,077.

(9)	Includes company paid healthcare of $28,779 and 401(k) match of $14,760.

(10)	Includes company paid healthcare of $27,574 and 401(k) match of $12,254.

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Employment Agreements

We have entered into various employment agreements with certain of our executive officers. Set forth below is a summary of many of the material provisions of such agreements, which summaries do not purport to contain all of the material terms and conditions of each such agreement. For purposes of the following employment agreements:

●	“Cause” generally means the executive’s (i) willful misconduct or gross negligence in the performance of his or her duties to us; (ii) willful failure to perform his or her duties to us or to follow the lawful directives of the Chief Executive Officer (other than as a result of death or disability); (iii) indictment for, conviction of or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude: (iv) repeated failure to cooperate in any audit or investigation of our business or financial practices; (v) performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of our property; or (vi) material breach of his or her employment agreement or any other material agreement with us or a material violation of our code of conduct or other written policy.

●	“Good reason” generally means, subject to certain notice requirements and cure rights, without the executive’s consent, (i) material diminution in his or her base salary or annual bonus opportunity; (ii) material diminution in his or her authority or duties (although a change in title will not constitute “good reason”), other than temporarily while physically or mentally incapacitated, as required by applicable law; (iii) relocation of his or her primary work location by more than 25 miles from its then current location; or (iv) a material breach by us of a material term of the employment agreement.

●	“Change of control” generally means (i) the acquisition, other than from us, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than us or any subsidiary, affiliate (within the meaning of Rule 144 promulgated under the Securities Act) or employee benefit plan of ours, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; (ii) a reorganization, merger, consolidation or recapitalization of us, other than a transaction in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following such transaction is held by the persons who, immediately prior to the transaction, were the holders of our voting securities; or (iii) a complete liquidation or dissolution of us, or a sale of all or substantially all of our assets.

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Benedict Broennimann, M.D.

On August 30, 2016, we entered into an employment agreement with Benedict Broennimann, M.D., one of our previous Co-Chief Executive Officers. Pursuant to the terms of his employment agreement, Dr. Broennimann’s initial base salary is $360,000, subject to annual review and adjustment at the discretion of our board of directors. Dr. Broennimann has orally agreed to defer certain amounts of cash compensation until such time as we and Dr. Broennimann agree. As a result, we owe Dr. Broennimann $410,000 as of December 31, 2017. On April 30, 2018, Dr. Broennimann assigned $200,000 of his compensation to Rosewall, which agreed to accept 44,444 shares of our common stock in satisfaction of the deferred compensation. Dr. Broennimann is not a U.S. taxpayer and is not, therefore, subject to U.S. tax laws governing deferred compensation.

In connection with his employment, Dr. Broennimann received an initial equity grant of an option to purchase up to 146,500 shares of our common stock with 20% of the shares vesting immediately and 80% vesting on a monthly basis over 24 months thereafter. Dr. Broennimann is an at-will employee and has a full-time commitment. Further, Dr. Broennimann’s employment agreement prohibits him from inducing, soliciting or entertaining any of our employees to leave our employ during the term of the agreement and for 12 months thereafter.

In April 2018, we entered into an amendment to Dr. Broennimann’s employment agreement to appoint him as our Chief Medical Officer, OUS. Other than Dr. Broennimann’s title and duties, the remaining terms of his employment agreement were unchanged.

On May 1, 2018, the Company entered into Service Agreement with Rosewall Ventures Ltd (“Rosewall”), which Dr. Broennimann is Chairman and principal owner, for Dr. Broennimann to contract his services through Rosewall as Chief Medical Officer, OUS for a $15,000 fixed fee per month.

Steven A. Cantor

On July 1, 2016, we entered into an employment agreement with Mr. Cantor, who prior to December 1, 2016, was our business development manager and commencing on December 1, 2016 became our Chief Business Development Officer. The employment agreement was amended on December 1, 2016, and again on June 12, 2017. Pursuant to the terms of his employment agreement, as amended to date, Mr. Cantor’s base salary was $300,000 and was subjected to annual review and adjustment at the discretion of our board of directors, and in no event was Mr. Cantor’s annual salary reduced from the preceding year without his consent. Mr. Cantor was entitled to receive a bonus of $250,000 upon the earlier of (i) a commercial sale of one of our product candidates, or (ii) the entry into a definitive agreement for the distribution or license of one of our product candidates. We also agreed to pay Mr. Cantor’s relocation expenses in connection with Mr. Cantor’s move to Orange County, California, and, after June 12, 2018 or at such time he no longer spends a substantial portion of his daily working day working on matters that reasonably can be determined at Mr. Cantor’s sole discretion to be in Orange County, California, to move Mr. Cantor back to New York when requested by him. In addition, so long as Mr. Cantor was living in Orange County, California, we agreed to pay or reimburse Mr. Cantor for all payments relating to (i) a furnished residence in Orange County, California and (ii) an automobile selected by Mr. Cantor, provided, however, that the amount of payments or reimbursements pursuant to (i) and (ii) would not exceed $5,000 per month. We further agreed to pay Mr. Cantor an amount equal to the aggregate federal, state and local income and employment taxes imposed on Mr. Cantor as a direct result of such payments or reimbursements in advance.

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We also agreed to a net of withholdings and deductions lump sum payment to Mr. Cantor in the amount of twelve months’ gross salary, which was subjected to claw back if Mr. Cantor’s relocation was for less than twelve months. Such lump sum payment and withholdings and deductions were to be paid if we raised at least $3.0 million in one or more financings. We have raised at least $3.0 million since June 12, 2017 through the issuance of the 2017 Notes and the 2018 Notes. As a result, we paid Mr. Cantor $300,000 accordingly.

In connection with his employment, Mr. Cantor received 299,400 shares of our common stock, which we issued to replace shares of our common stock previously earned under Mr. Cantor’s prior employment agreement and we ratified the issuance to Mr. Cantor of a warrant to purchase 416,667 shares of our common stock at an exercise price of $12.00 per share. As of December 31, 2017, Mr. Cantor returned to us 250,000 of such warrants and transferred the balance of 166,667 warrants to others.

Mr. Cantor’s employment agreement prohibited him from inducing, soliciting or entertaining any of our employees to leave our employ during the term of the agreement and for 12 months thereafter.

Pursuant to the terms of his employment agreement, Mr. Cantor was entitled to severance in the event of certain terminations of employment. In the event Mr. Cantor’s employment was terminated by us without cause and other than by reason of disability or he resigned for good reason, subjected to his timely executing a release of claims in our favor and in addition to certain other accrued benefits, he was entitled to receive 12 months of continued base salary (or 24 months if such termination occurred within 24 months following a change of control).

On March 20, 2018, we terminated Mr. Cantor’s employment with our company.

Susan Montoya

On July 22, 2016, we entered into an employment agreement with Susan Montoya, our Senior Vice President of Operations and Quality Assurance/Regulatory Affairs. Pursuant to the terms of her employment agreement, Ms. Montoya’s base salary is $295,000, subject to annual review and adjustment at the discretion of our board of directors, and she will be eligible for an annual year-end discretionary bonus of up to 50% of her base salary, subject to the achievement of key performance indicators, as determined by our board of directors. In connection with her employment, Ms. Montoya received an initial equity grant of an option to purchase up to 818,500 shares of our common stock with 20% of the shares vesting immediately and 80% vesting on a monthly basis over 24 months thereafter. The initial term of Ms. Montoya’s employment agreement ends on December 31, 2018 and will be automatically extended for additional three-year terms, unless either party gives written notice to the other to terminate the agreement or unless sooner terminated under its terms. If we elect not to renew Ms. Montoya’s employment agreement, our non-renewal will be deemed a termination without cause or for good reason thereunder.

Ms. Montoya is entitled to participate in our employee benefit, pension and/or profit sharing plans, and we will pay certain health and dental premiums on her behalf. Ms. Montoya’s employment agreement prohibits her from inducing, soliciting or entertaining any of our employees to leave our employ during the term of the agreement and for 12 months thereafter.

Pursuant to the terms of her employment agreement, Ms. Montoya is entitled to severance in the event of certain terminations of employment. In the event Ms. Montoya’s employment is terminated by us without cause and other than by reason of disability or she resigns for good reason, subject to her timely executing a release of claims in our favor and in addition to certain other accrued benefits, she is entitled to receive 12 months of continued base salary (or 24 months if such termination occurs within 24 months following a change of control).

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Marc H. Glickman, M.D.

On July 22, 2016, we entered into an employment agreement with Marc H. Glickman, M.D., our Senior Vice President and Chief Medical Officer. Pursuant to the terms of his employment agreement, Dr. Glickman’s base salary is $300,000, subject to annual review and adjustment at the discretion of our board of directors, and he will be eligible for an annual year-end discretionary bonus of up to 50% of his base salary, subject to the achievement of key performance indicators, as determined by our board of directors. In connection with his employment, Dr. Glickman received an initial equity grant of an option to purchase up to 184,500 shares of our common stock with 20% of the shares vesting immediately and 80% vesting on a monthly basis over 24 months thereafter. The initial term of Dr. Glickman’s employment agreement ends on December 31, 2018 and will be automatically extended for additional three-year terms, unless either party gives written notice to the other to terminate the agreement or unless sooner terminated under its terms. If we elect not to renew Dr. Glickman’s employment agreement, our non-renewal will be deemed a termination without cause or for good reason thereunder.

Dr. Glickman is entitled to participate in our employee benefit, pension and/or profit sharing plans, and we will pay certain health and dental premiums on his behalf. Dr. Glickman’s employment agreement prohibits him from inducing, soliciting or entertaining any of our employees to leave our employ during the term of the agreement and for 12 months thereafter.

Pursuant to the terms of his employment agreement, Dr. Glickman is entitled to severance in the event of certain terminations of employment. In the event Dr. Glickman’s employment is terminated by us without cause and other than by reason of disability or he resigns for good reason, subject to his timely executing a release of claims in our favor and in addition to certain other accrued benefits, he is entitled to receive 12 months of continued base salary (or 24 months if such termination occurs within 24 months following a change of control).

Robert A. Berman

On March 30, 2018, we entered into an employment agreement with Robert A. Berman, our current Chief Executive Officer and director. Pursuant to the terms of his employment agreement, Mr. Berman’s base salary is $400,000, subject to annual review and adjustment at the discretion of our compensation committee, and he will be eligible for an annual year-end discretionary bonus of up to 50% of his base salary, subject to the achievement of key performance indicators, as determined by our compensation committee. The initial term of Mr. Berman’s employment agreement may be terminated at anytime with or without cause and with or without notice or for good reason thereunder.

Mr. Berman is entitled to participate in our employee benefit, pension and/or profit sharing plans, and we will pay certain health and dental premiums on his behalf. Mr. Berman’s employment agreement prohibits him from inducing, soliciting or entertaining any of our employees to leave our employ during the term of the agreement and for 12 months thereafter.

Pursuant to the terms of his employment agreement, Mr. Berman is entitled to severance in the event of certain terminations of employment. In the event Mr. Berman’s employment is terminated by us without cause and other than by reason of disability or he resigns for good reason, subject to his timely executing a release of claims in our favor and in addition to certain other accrued benefits, he is entitled to receive 6 month of base salary if termination occurred prior to the second anniversary of his employment or 12 months of continued base salary on and after the second anniversary of his employment (or 24 months if such termination occurs within 24 months following a change of control).

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Robert A Rankin

On July 16, 2018, the Company entered into an employment agreement with Mr. Rankin which provides for an annual base salary of $250,000 as well as standard employee insurance and other benefits. Pursuant to this agreement, Mr. Rankin is eligible for annual salary increases at the discretion of our board of directors as well as an annual year-end discretionary bonus of up to 30% of his base salary, subject to the achievement of key performance indicators, as determined by the board and the Chief Executive Officer of the Company in their sole discretion.

Mr. Rankin’s employment agreement provides for severance payments in the event of termination without Cause or he resigns for Good Reason (as defined in the agreement), equal to three months of base salary for each year that he has been employed by the Company at the time of termination, up to a total of one year of his base salary, provided, that if such termination results from a Change of Control (as defined in the agreement), Mr. Rankin’s severance will not be less than six months of his base salary

Mr. Rankin’s employment with the Company is “at-will”, and may be terminated at any time, with or without cause and with or without notice by either Mr. Rankin or the Company.

Potential Payments Upon Termination or Change-in-Control

Pursuant to the terms of the employment agreements discussed above, we will pay severance in the event of certain terminations of employment. In the event employment is terminated by us without cause and other than by reason of disability or if the executive resigns for good reason, subject to his or her timely executing a release of claims in our favor and in addition to certain other accrued benefits, he or she is entitled to receive severance pursuant to the terms of his or her employment agreements discussed above.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by our named executive officers as of December 31, 2017.

Name		Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable (1)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Benedict Broennimann, M.D.	2017	97,669	48,831	N/A	$10.00	October 1, 2026
Former Co-Chief Executive Officer	2016	39,067	107,433	N/A	$10.00	October 1, 2026
Steven A. Cantor	2017	-	-	N/A	-	-
Former Co-Chief Executive Officer	2016	-	-	N/A	-	-
Marc H. Glickman, M.D.	2017	123,000	61,500	N/A	$10.00	October 1, 2026
Chief Medical Officer and Senior Vice President	2016	49,200	135,300	N/A	$10.00	October 1, 2026
Susan Montoya Vice President	2017	545,669	272,831	N/A	$10.00	October 1, 2026
Operations, Quality Assurance/Regulatory Affair	2016	218,267	600,233	N/A	$10.00	October 1, 2026

(1)	All options set forth in the table above were granted on October 1, 2016, and 20% of the shares subject to these options vested immediately upon grant, with the remaining shares subject to these options vesting monthly over twenty-four months.

Employee Benefit Plans

Amended and Restated 2016 Omnibus Incentive Plan

On October 1, 2016, our board of directors and our stockholders adopted and approved the Hancock Jaffe Laboratories, Inc. 2016 Omnibus Incentive Plan, and, subsequently on April 26, 2018, our board of directors and our stockholders adopted and approved the Amended and Restated 2016 Omnibus Incentive Plan, or the 2016 plan. The principal features of the 2016 plan are summarized below. This summary is qualified in its entirety by reference to the text of the 2016 plan, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Share Reserve

We have reserved 4,500,000 shares of our common stock for issuance under the 2016 plan, plus an annual increase on each anniversary of April 26, 2018 equal to 3% of the total issued and outstanding shares of our common stock as of such anniversary (or such lesser number of shares as may be determined by our board of directors), all of which may be granted as incentive stock options under Code Section 422. The shares of common stock issuable under the 2016 plan will consist of authorized and unissued shares, treasury shares or shares purchased on the open market or otherwise, all as determined by our company from time to time.

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If any award is canceled, terminates, expires or lapses for any reason prior to the issuance of shares or if shares are issued under the 2016 plan and thereafter are forfeited to us, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of common stock available for grant under the 2016 plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2016 plan: (1) shares issued under the 2016 Plan repurchased or surrendered at no more than cost or pursuant to an option exchange program, (2) any award that is settled in cash rather than by issuance of shares of common stock, (3) shares surrendered or tendered in payment of the option price or purchase price of an award or any taxes required to be withheld in respect of an award or (4) awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Administration

The 2016 plan may be administered by our board of directors or our compensation committee. Our compensation committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted and the terms and conditions of such awards. Our board of directors also has the authority, subject to the terms of the 2016 plan, to amend existing options (including to reduce the option’s exercise price), to institute an exchange program by which outstanding options may be surrendered in exchange for options that may have different exercise prices and terms, restricted stock, and/or cash or other property.

Eligibility

Awards may be granted under the 2016 plan to officers, employees, directors, consultants and advisors of us and our affiliates. Incentive stock options may be granted only to employees of us or our subsidiaries.

Awards

The 2016 plan permits the granting of any or all of the following types of awards:

●	Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. Our compensation committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. Our compensation committee sets exercise prices and terms and conditions, except that stock options must be granted with an exercise price not less than 100% of the fair market value of our common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless our compensation committee determines otherwise, fair market value means, as of a given date, the closing price of our common stock. At the time of grant, our compensation committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed 10 years) and other conditions on exercise.

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●	Stock Appreciation Rights. Our compensation committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the 2016 plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by our compensation committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed 10 years, and the term of a tandem SAR cannot exceed the term of the related stock option.

●	Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. Our compensation committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and restricted stock units, or RSUs, which represent the right to receive shares of our common stock in the future. These awards may be made subject to repurchase, forfeiture or vesting restrictions at our compensation committee’s discretion. The restrictions may be based on continuous service with us or the attainment of specified performance goals, as determined by our compensation committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by our compensation committee. Our compensation committee may also grant other types of equity or equity-based awards subject to the terms and conditions of the 2016 plan and any other terms and conditions determined by our compensation committee.

●	Performance Awards. Our compensation committee may grant performance awards, which entitle participants to receive a payment from us, the amount of which is based on the attainment of performance goals established by our compensation committee over a specified award period. Performance awards may be denominated in shares of common stock or in cash, and may be paid in stock or cash or a combination of stock and cash, as determined by our compensation committee. Cash-based performance awards include annual incentive awards.

Clawback

All cash and equity awards granted under the 2016 plan will be subject to all applicable laws regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under such laws, any policies we adopted to implement such requirements and any other compensation recovery policies as we may adopt from time to time.

Change in Control

Under the 2016 plan, in the event of a change in control (as defined in the 2016 plan), outstanding awards will be treated in accordance with the applicable transaction agreement. If no treatment is provided for in the transaction agreement, each award holder will be entitled to receive the same consideration that stockholders receive in the change in control for each share of stock subject to the award holder’s awards, upon the exercise, payment or transfer of the awards, but the awards will remain subject to the same terms, conditions and performance criteria applicable to the awards before the change in control, unless otherwise determined by our compensation committee. In connection with a change in control, outstanding stock options and SARs can be cancelled in exchange for the excess of the per share consideration paid to stockholders in the transaction, minus the option or SARs exercise price.

Subject to the terms and conditions of the applicable award agreements, awards granted to non-employee directors will fully vest on an accelerated basis, and any performance goals will be deemed to be satisfied at target. For awards granted to all other service providers, vesting of awards will depend on whether the awards are assumed, converted or replaced by the resulting entity.

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●	For awards that are not assumed, converted or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the greater of (1) achievement of all performance goals at the “target” level or (2) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the change in control.

●	For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms and conditions. In addition, the awards will vest if the award recipient has a separation from service within two years after a change in control by us other than for “cause” or by the award recipient for “good reason” (each as defined in the applicable award agreement). For performance awards, the amount vesting will be based on the greater of (1) achievement of all performance goals at the “target” level or (2) the actual level of achievement of performance goals as of our fiscal quarter end preceding the change in control, and will be prorated based on the portion of the performance period that had been completed through the date of the separation from service.

Amendment and Termination of the 2016 plan

Unless earlier terminated by our board of directors, the 2016 plan will terminate, and no further awards may be granted, 10 years after the date on which it was approved by our stockholders. Our board of directors may amend, suspend or terminate the 2016 plan at any time, except that, if required by applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the 2016 plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation, which became effective upon the completion of our initial public offering, will limit the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the DGCL. Consequently, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

●	any breach of their duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws will also provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our amended and restated bylaws would permit indemnification. We have obtained directors’ and officers’ liability insurance.

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We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the indemnification provisions of our amended and restated bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is incorporated by reference as an exhibit to the registration statement to which this prospectus forms a part.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and may be unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Director Compensation

The Board determines the form and amount of director compensation after its review of recommendations made by the Compensation Committee. A substantial portion of each director’s annual retainer is in the form of equity. Under the Company’s nonemployee director compensation program members of the Board who are not also Company employees (“Non-Employee Directors”) are granted twenty-five thousand (25,000) options and restricted stock units (“RSUs”) worth up to twenty-five thousand dollars ($25,000) per annum (the “Annual RSUs”). A Non-Employee Director who is newly appointed to the Board other than in connection with an annual meeting of stockholders will generally also receive a grant of sixty-thousand (60,000) options and RSUs worth up to seventy-five thousand dollars ($75,000) upon appointment (an “Initial RSU Award”, which together with the “Annual RSUs” are the “Award RSUs”). All Award RSUs to Non-Employee Directors will vest on three years following the date in which the award is granted.

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The table below shows the compensation paid to our non-employee directors during 2017 and 2016.

Name		Fees earned or paid in cash	Stock awards ($)	Option awards ($)		Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation($)		Total ($)
Yury Zhivilo	2017	-	-	-		-	-	-		-
	2016	-	-	-		-	-	-		-
Robert A. Anderson	2017	-	-	$86,860	(1)	-	-	$1,000	(2)	$87,860
	2016	-	-	-		-	-	-		-
Robert W. Doyle	2017	-	-	$86,860	(1)	-	-	$1,000	(2)	$87,860
	2016	-	-	-		-	-	-		-
Steven Girgenti	2017	-	-	$78,400	(1)	-	-	-		$78,400
	2016	-	-	-		-	-	-		-

(1)	During 2017, we issued options to purchase shares of our common stock to former directors Robert Doyle, Robert Anderson, and Steven Girgenti each exercisable for of 40,000 shares of our common stock, at an exercise price of $12.00 per share. The options were valued at $1.96 per share as of the date of the grant. In addition, we issued to each Robert Doyle and Robert Anderson options exercisable to purchase 3,000 shares of our common stock, at an exercise price of $7.00 per share. The options were valued at $2.82 per share as of the date of the grant. All of these options were vested in full as of the date of grant and valued in accordance with FASB ASC Topic 718. These amounts do not reflect actual compensation earned or to be earned by our non-employee directors.
(2)	Robert Doyle and Robert Anderson each received $1,000 from us for attending a two day meeting at our headquarters.

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COMPENSATION COMMITTEE REPORT

Recommendations of the Compensation Committee. The Compensation Committee of the Board is currently comprised of Mr. Robins and Drs. Duhay and Shrivastava, each of whom the Board has determined to be independent. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by virtue of any general statement in such filing incorporating the Annual Report by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the disclosure regarding Executive Compensation contained in this proxy statement for the Annual Meeting. Based on the review and discussions, the Compensation Committee recommended to the Board that such disclosure be included in this proxy statement.

This Compensation Report has been furnished by the Compensation Committee of the Board.

/s/ Marcus W. Robin

/s/ Dr. Francis Duhay

/s/ Dr. Sanjay Shrivastava

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AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three broad categories:

First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters.

Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1).

Third, the Audit Committee reviews financial reporting, policies, procedures and internal controls of the Company. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Audit Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to the Company’s outside auditors, the Audit Committee, among other things, discussed with Marcum LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

This report has been furnished by the Audit Committee of the Board. In reliance on the reviews and discussions referred to above, the Audit Committee, comprised of the prior directors, recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form S-1 for the fiscal year ended December 31, 2017, for filing with the SEC

/s/ Marcus W. Robin

/s/ Dr. Francis Duhay

/s/ Dr. Sanjay Shrivastava

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PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE

COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2018

On January 9, 2018, the Audit Committee of the Board appointed the firm of Marcum LLP (“Marcum”) to serve as our registered public accounting firm for our fiscal year ended December 31, 2017. The independent accountant’s report of Marcum on our consolidated financial statements for the year ended December 31, 2017 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Audit Fees. The aggregate fees billed by Marcum for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the years ended December 31, 2017 and 2016 totaled $128,709 and $192,142, respectively. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees. The aggregate fees billed by Marcum for audit-related fees for the years ended December 31, 2017 and 2016 were $216,875 and $0, respectively. The fees were provided in consideration of services consisting of review and update procedures associated with registration statements and other SEC filings.

Tax Fees. The aggregate fees billed by Berman, Romeri & Associates, LLP for professional services rendered for tax compliance for the years ended December 31, 2017 and 2016 were $4,000 and $9,500, respectively. The fees were provided in consideration of services consisting of preparation of tax returns and related tax advice.

All Other Fees. None.

The Audit Committee of our board of directors has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and non-audit services provided by Marcum in 2017. Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson has been designated by the Audit Committee to approve any audit-related services arising during the year that were not pre-approved by the Audit Committee. Any non-audit service must be approved by the full Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing services provided by Marcum.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure. None.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT

COMMITTEE’S APPROVAL OF THE APPOINTMENT OF MARCUM LLP AS THE

COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED

DECEMBER 31, 2018.

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OTHER INFORMATION

Proxy Solicitation

All costs of solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers and regular employees may solicit proxies personally or by telephone. We do not intend to utilize a paid solicitation agent.

Proxies

A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to our Chief Financial Officer, by executing a revised proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of our Board.

Securities Outstanding; Votes Required

As of the close of business on the Record Date there were 11,717,308 shares of Common Stock outstanding. The affirmative vote of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, is required for approval of the proposals. Shares of the Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal.

Other Business

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Legal Proceedings

There are no material proceedings in which any of the Company’s directors, officers or affiliates, or any associate of any such director, officer, affiliate of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Future Stockholders Proposals

The Board has not yet determined the date on which the next Annual Meeting of stockholders will be held. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the next Annual Meeting of Stockholders will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

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Other deadlines apply to the submission of stockholder proposals for the next Annual Meeting that are not required to be included in our proxy statement under Securities and Exchange Commission rules. With respect to these stockholder proposals for the next Annual Meeting, a stockholder’s notice must be timely. To be timely, a stockholder’s notice shall be delivered to the Chief Financial Officer +at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting. The form of proxy distributed by the Board of Directors for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Robert Rankin. Mr. Rankin will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to Robert Rankin, Chief Financial Officer of the Company, at (949) 261-2900 or at offices of the Company at 70 Doppler Irvine, California 92618. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Additional Information

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330

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Hancock Jaffe Laboratories, Inc.

70 Doppler Irvine, California 92618

(949) 261-2900

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS ROBERT A. BERMAN AND BOB RANKIN, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF HANCOCK JAFFE LABORATORIES, INC. HELD OF RECORD BY THE UNDERSIGNED ON OCTOBER 22, 2018, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, DECEMBER 21, 2018, OR ANY ADJOURNMENT THEREOF.

1. Election of Dr. Francis Duhay and Dr. Sanjay Shrivastava as Class I directors, to hold office until the 2021 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier death, incapacity, removal or resignation.

[ ] FOR NOMINEE
(i) Dr. Francis Duhay
[ ] WITHHOLD AUTHORITY FOR NOMINEE

[ ] FOR NOMINEE
(i) Dr. Sanjay Shrivastava
[ ] WITHHOLD AUTHORITY FOR NOMINEE

2. To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Marcum LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2018;

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3. In the discretion of the Board of Directors, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the proposals described on this card.

Signature of Stockholder(s)

Date

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.